EX-99.77Q 1(e) Copies of any new or amended Registrants' investment advisory contracts

Investment Advisory Agreement between Trust for Credit Unions and ALM First Financial Advisors, LLC dated May 12, 2017 is hereby incorporated by reference to Exhibit (d)(1)
to Registrant's Post-Effective Amendment No. 54
filed with the Commission on October 30, 2017
(Accession No. 0001193125-17-325114).